UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 29, 2012

TBS INTERNATIONAL PLC
(Exact name of Registrant as Specified in its Charter)

Ireland	001-34599	98-0646151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

Athur Cox Building Earlsfort Terrace, Dublin 2, Ireland
(Address of principal executive offices)

+1 353(0) 1 618 0000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.  Bankruptcy or Receivership.

Confirmation of Plan of Reorganization

As previously disclosed, on February 6, 2012, TBS International plc ("TBSI" or the "Company") and certain of its subsidiaries (collectively with the Company, the "Debtors") filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").  The Debtors' Chapter 11 cases (collectively, the "Chapter 11 Case") are being jointly administered under the caption, "TBS Shipping Services Inc."  The case number of the Chapter 11 Case is 12-22224.

On March 29, 2012, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Plan of Reorganization (the "Plan") of the Debtors.  A copy of the Plan and the Confirmation Order (as confirmed by the Bankruptcy Court) is attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and each is incorporated herein by reference.

The Plan is not yet effective.  It will become effective upon the satisfaction or waiver of certain conditions precedent set forth in the Plan.  The Debtors anticipate that the effective date of the plan will not occur before April 6, 2012.

Summary of the Plan

The following is a summary of the material features of the Plan. This summary is qualified in its entirety by reference to the Plan and the Confirmation Order.  To the extent there is a conflict between this summary and the Plan or Confirmation Order, the Plan or the Confirmation Order, as applicable, shall govern.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

The Plan treats all creditors and equity interest holders in accordance with their relative priorities under the Bankruptcy Code.  Under the Plan, claims and equity interests are divided into the following classes:

•	Classes 1(1)-(73): Other Priority Claims;
•	Classes 2(1)-(73): Other Secured Claims;
•	Classes 3(1)-(3), and 3(61)-(67): DVB Syndicate Claims;
•	Classes 4(1)-(6): BOA Syndicate Claims;
•	Classes 5(1), 5(2), and 5(68)-(69): Credit Suisse Claims;
•	Classes 6(1)-(3), and 6(70)-(73): AIG Claims;
•	Classes 7(1)-(2): RBS Syndicate Claims;
•	Classes 8(1)-(73): General Unsecured Claims;
•	Classes 9(1)-(73) Intercompany Claims;
•	Classes 10(1)-(73): Subordinated Claims; and
•	Classes 11(1)-(73): Interests.

The Plan provides for the following treatment with respect to each Class:

Class	Type of Claim or Interest	Treatment of Claim/Interest	Projected Recovery Under the Plan
Unclassified	Administrative Expense Claims	These claims are unimpaired. The Plan provides for payment of each allowed administrative expense claim in full in cash.	100%
Unclassified	Professional Compensation Claims	These claims are unimpaired. The Plan provides for payment of each allowed professional compensation claim in full in cash.	100%
Unclassified	Priority Tax Claims	These claims are unimpaired. The Plan provides that each holder of an allowed priority tax claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code, or at the Debtors’ election upon notice to the holder of an allowed priority tax claim no later than five days before the confirmation objection deadline, in accordance with the terms set forth in section 1129(a)(9)(A) or 1129(a)(9)(B) of the Bankruptcy Code.	100%
1(1)-(73)	Other Priority Claims	These claims are unimpaired. The Plan provides for payment of each allowed other priority claim in full in cash.	100%
2(1)-(73)	Other Secured Claims	These claims are unimpaired. Except to the extent that a holder of an allowed other secured claim agrees to a less favorable treatment or has been paid prior to the Effective Date, each allowed other secured claim in Classes 2(1)-(73) shall be reinstated, paid in full, or otherwise rendered unimpaired and the applicable reorganized Debtors shall remain liable for the allowed other secured claims.	100%
3(1), 3(2), 3(3), and 3(61)-(67)	DVB Syndicate Claims
These claims are impaired.  Each holder of an allowed DVB Syndicate claim shall receive its pro rata share, based on the aggregate DVB Syndicate claims and BOA Syndicate claims, of (a) New Senior Secured Cash Pay Loan Obligations, which are payable pursuant to a second lien term loan in the amount of $30 million with a maturity date of September 30, 2016; (b) New Senior Secured PIK Loan Obligations, which are payable pursuant to a second lien payment-in-kind/toggle term loan in the amount of approximately $121.8 million that has a maturity date of June 30, 2017; and (c) New Class A Common Stock to be issued on the Effective Date, which shares shall be subject to dilution by the New Class B Common Stock issued pursuant to the New Management Incentive Plan.

			100% of the face amount of the DVB Syndicate Claims
4(1)-(60)	BOA Syndicate Claims
These claims are impaired.  Each holder of an allowed BOA Syndicate claim shall receive its pro rata share, based on the aggregate DVB Syndicate claims and BOA Syndicate claims, of (a) New Senior Secured Cash Pay Loan Obligations, which are payable pursuant to a second lien term loan in the amount of $30 million with a maturity date of September 30, 2016; (b) New Senior Secured PIK Loan Obligations, which are payable pursuant to a second lien payment-in-kind/toggle term loan in the amount of approximately $121.8 million that has a maturity date of June 30, 2017; and (c) New Class A Preferred Stock to be issued on the Effective Date, which shares shall be subject to dilution by the New Class B Preferred Stock issued pursuant to the New Management Incentive Plan.
			100% of the face amount of the BOA Syndicate Claims.

5(1), 5(2), 5(68)-(69)	Credit Suisse Claims
These claims are impaired.  The holder of the allowed Credit Suisse claim shall receive the Credit Suisse consideration, which consists of the obligations arising under the Amended and Restated Credit Suisse Credit Agreement.
			100% of the face amount of the Credit Suisse Claims.
6(1)-(3), 6(70)-(73)	AIG Claims	These claims are impaired. The holder of the allowed AIG claim shall receive the AIG consideration, which consists of the obligations arising under the Amended and Restated AIG Credit Agreement.	100% of the face amount of the AIG Claims.
7(1)-(2)	RBS Syndicate Claims	These claims are unimpaired. The Debtors have returned to the RBS Agent the vessels that were collateral under the RBS Credit Agreement and, in exchange, have been fully released from all RBS Syndicate claims, as more fully set forth in the RBS Settlement Agreement. The Debtors’ limited ongoing obligations with respect to the holders of RBS Syndicate claims are set forth in the RBS Settlement Agreement, which the Debtors intend to assume.	100%
8(1)-(73)	General Unsecured Claims – Including Vendor Claims
These claims are unimpaired.  Except to the extent that a holder of an allowed general unsecured claim agrees to a less favorable treatment or has been paid prior to the Effective Date, each allowed general unsecured claim in Classes 8(1)-(73) shall be reinstated, paid in full, or otherwise rendered unimpaired and the applicable reorganized Debtors shall remain liable for the allowed general unsecured claim.  Without limiting the generality of the foregoing, if an allowed general unsecured claim arises (i) based on liabilities incurred in, or to be paid in, the ordinary course of business or (ii) pursuant to an executory contract or unexpired lease, the holder of such general unsecured claim shall be paid in cash by the applicable Debtor (or, after the Effective Date, by the applicable reorganized Debtor) pursuant to the terms and conditions of the particular transaction and/or agreement giving rise to such allowed general unsecured claim.

			100%
9(1)-(73)	Intercompany Claims	These claims are unimpaired. Except to the extent that a holder of an allowed intercompany claim agrees to a less favorable treatment or has been paid prior to the Effective Date, each allowed intercompany claim in Classes 9(1)-(73) shall be reinstated, paid in full, or otherwise rendered unimpaired and the applicable reorganized Debtors shall remain liable for the allowed intercompany claim.	100%
10(1)-(73)	Subordinated Claims	These claims are unimpaired. Except to the extent that a holder of a subordinated claim agrees to a less favorable treatment or has been paid prior to the Effective Date, each allowed subordinated claim shall be reinstated, paid in full, or otherwise rendered unimpaired and the applicable reorganized Debtors shall remain liable for the allowed subordinated claim. The Debtors are unaware of any subordinated claims.	100%

11(1)	Interests in TBS International plc	Interests in Class 11(1) are impaired. Consistent with the Plan, TBS International plc shall be dissolved after the Effective Date and its equity interests and all rights and interests therein shall cease to exist in accordance with local law. The holders of interests in TBS International plc shall not receive or retain any property under the Plan on account of such interests.	0%

11(2)	Interests in TBS International Limited	Interests in Class 11(2) are impaired. Consistent with the Plan, TBS International Limited shall be dissolved after the Effective Date and its equity interests and all rights and interests therein shall cease to exist in accordance with local law. The holders of interests in TBS Holdings Limited shall not receive or retain any property under the Plan on account of such Interests.	0%
11(3)	Interests in TBS Holdings Limited	Under the Plan, the existing interests in TBS Holdings Limited shall be cancelled and all rights and interests therein shall be terminated as of the Effective Date. The holders of interests in TBS Holdings Limited shall not receive or retain any property under the Plan on account of such Interests. New interests in TBS Holdings Limited shall be issued to New TBS Parent.	0%
11(4)-(73)	Other Interests	Interests in Classes 11(4)-(73) are unimpaired. Except as set forth in the Plan, interests in Classes 11(4)-(73) shall be reinstated.	N/A

As reported to the Bankruptcy Court, as of February 29, 2012, TBSI had assets with a book value of $223.0 million and liabilities with a book value of $213.4 million.

Item 3.03 Material Modification to Rights of Security Holders

Pursuant to the Plan, after the Effective Date, TBSI will liquidate pursuant to Irish law.  Holders of existing equity interests in TBSI are not expected to receive or retain any distribution or property on account of such equity interests.  In connection with the liquidation, TBSI expects to file a Form 15 with the Securities and Exchange Commission as soon as practicable to terminate the registration of its Class A ordinary shares.  Thereafter, the Company's reporting obligations under the Securities Exchange Act of 1934, as amended shall be terminated.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits:

2.1	Plan of Reorganization, dated March 2, 2012, and filed with the United States Bankruptcy Court for the Southern District of New York.

2.2	Order Confirming the Plan of Reorganization, dated March 29, 2012, as entered by the Bankruptcy Court.

99.1	Press Release, dated March 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL PLC
Date: April 3, 2012	By:	/s/ Ferdinand V. Lepere
		Name:	Ferdinand V. Lepere
		Title:	Senior Executive Vice President and Chief Financial Officer